UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2007

AMERICAN ECOLOGY CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	0-11688	95-3889638
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lakepointe Centre I, 300 E. Mallard, Suite 300 Boise, Idaho	83706
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 331-8400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On January 31, 2007, American Ecology Corporation (the “Company”) entered into an Amended and Restated Executive Employment Agreement (the “Amended and Restated Employment Agreement”) with Stephen A. Romano, the Company’s President and Chief Executive Officer (the “Executive”), which amends and restates in its entirety the Executive Employment Agreement between the Company and the Executive dated February 11, 2003 (the “Original Employment Agreement”). The Amended and Restated Employment Agreement extends the term of the Executive’s employment to December 31, 2009, and provides that the Executive’s annual base salary shall be an amount not less than $275,000 per year, subject to future upward adjustment by the Company. In addition, the Amended and Restated Employment Agreement provides that upon a change of control of the Company, the Executive shall be entitled to receive an amount equal to 200% of his then current base salary to be paid in a single lump-sum payment within forty-five days following the date of the change of control.

Also on January 31, 2007, the Company and the Executive entered into the First Amendment to Stock Option Agreement (the “First Amendment”) which amends the Stock Option Agreement dated effective February 11, 2003 between the Company and the Executive. The First Amendment provides that, effective as of December 7, 2006, the Executive agreed as a condition to the exercise of any Company stock options to retain a number of shares of the Company’s common stock equal in value to at least four times the Executive’s annual salary. Failure to comply with this requirement will result in the forfeiture of any unvested stock options and ineligibility to participate in the Company’s incentive programs. This requirement will remain in effect until the earlier of a change of control of the Company, the termination of the Executive’s employment with the Company without Cause or his resignation for Good Reason (as such terms are defined in the Amended and Restated Employment Agreement), or a change in the Executive’s title from that of Chief Executive Officer.

On February 5, 2007, the Company entered into Change of Control Agreements (the “Change in Control Agreements”) with each of Jeffrey R. Feeler, John M. Cooper and Simon G. Bell (each, an “Executive Officer”). Each of the Change of Control Agreements provide that upon a change of control of the Company, each of the Executive Officers shall be entitled to receive an amount equal to 100% of such Executive Officer’s then current base salary, to be paid in a single lump-sump payment within forty-five days following the date of the change of control. In addition, if the Executive Officer’s employment with the Company or any of its subsidiaries is involuntarily terminated at any time by the Company without Cause (as defined in the Change of Control Agreements) either (i) at the time of or within twelve months following the occurrence of a change of control, or (ii) at any time prior to a change of control, if such termination is at the request of an acquiror, the Executive Officer will be entitled to receive, in addition to any accrued and unpaid base salary and unpaid bonus with respect to any fiscal year ending on or prior to the date of termination, (a) the Executive Officer’s pro rata portion of that year’s target/base bonus amount under the Company’s Management Incentive Plan that has accrued as of the date of the termination (the “MIP Bonus Payment”), (b) the continuation of health insurance coverage at the Company’s expense for a period of twelve months, and (c) accelerated vesting of any stock options or restricted stock awards that are outstanding as of the date of termination. The Company is required to pay the MIP Bonus Payment to the Executive Officer within forty-five days of the date of such termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN ECOLOGY CORPORATION
(Registrant)

Date: February 6, 2007	By:	/S/ Jeffrey R. Feeler

Jeffrey R. Feeler
Vice President & Controller, Chief Accounting Officer,
Secretary and Treasurer

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